Exhibit 99.1

CHINA CARBON GRAPHITE GROUP, INC.
c/o Xinghe Yongle Carbon Co., Ltd.
787 Xichcng Wai, Chengguantown
Xinghe County, Inner Mongolia, People's Republic of China
October 28, 2009

To:	Mr. Yizhao Zhang Room 902, #60 Fangcun Avenue East. Guangzhou, Guangdong, CHINA 5 10380

Re:        China Carbon Graphite Group, Inc. Board of Directors

Dear Mr. Zhang:

China Carbon Graphite Group, Inc., a Nevada corporation (the "Company"), is pleased to advise you that you have been elected as a director of China Carbon Graphite Group, Inc.. subject to your acceptance and agreement to serve as a member of the our Board of Directors (the "Board"). Directors are elected for a period of one year and until their successors are elected and qualified. At each annual meeting of stockholders, we elect directors to serve for the following year. The Board is responsible for managing our business and affairs.

This Agreement shall set forth the terms of your service as a director, keeping in mind that, as a director of a Nevada corporation, you have the responsibilities of a director under the Nevada Revised Statutes.

1.          Acceptance; Board and Committee Service. You hereby accept your election as a director of the Company. The Company plans to create audit and compensation committees comprised of independent directors, and in this regard you agree to serve on the audit and compensation committees and to serve as chairman of the audit committee once they are established. You confirm to us that you are an independent director as defined in the Nasdaq rules and regulations.

2.          Services.

(a)           The Board will have four regular meetings each year, one of which may he held in the People's Republic of China. Special meetings may be called from time to time to the extent that they are deemed necessary. In addition, the independent directors may have separate meetings, which may be held on the same day as a hoard meeting.

(b)           The audit committee, once established, will have four regular meetings, one to review the financial statements for each of the first three fiscal quarters and a fourth to review the audited financial statements for the fiscal year. At these meetings, the audit committee will meet with representatives of our independent registered accounting.,fim (the

Board of Directors Offer Letter

"auditors") and, if the audit committee deems necessary or desirable, the chief financial officer, to review the financial statements together with any questions raised by the auditors' review of our disclosure and internal controls. The audit committee will also work with the auditors in connection with the implementation of internal controls. It is possible that additional meeting of the audit committee may be required.

(c)         The compensation committee, once established, will be responsible for administering any stock option or other equity-based incentive plans and for determining the compensation of the chief executive officer and other executive officers. We expect that the compensation committee will meet twice a year.

3.          Attendance. Meetings for each year shall be scheduled at the beginning of the year and shall be reasonably acceptable to all directors. if you are unable to attend a meeting in person, you may participate by conference call. In addition, you shall be available to consult with the other members of the Board as necessary via telephone, electronic mail or other forms of correspondence. In addition, you will review our financial statements and annual and quarterly reports prior to the audit committee meetings. We anticipate that your participation by means other than personal attendance, including review of our financial statements and annual and quarterly reports, as described herein shall he, on the average during the year, not more than ten hours per month.

4.          Services for Others. While we recognize that you serve and you may continue to serve as a director and audit and/or compensation committee member of the board of directors of other companies. you understand and agree that you are and will be subject to our policy that restricts you from using or disclosing any material non-public information concerning our company or from using or disclosing any of our trade secrets or other proprietary information. Similarly, you agree that you will not use or disclose, in the performance of your duties as a director, any trade secrets or proprietary information of any other company. You agree to execute our standard non-disclosure agreement.

5.          Blackout Period. You understand that we have a policy pursuant to which no officer, director or key executive may engage in transactions in our stock during the period commencing two weeks prior to the end of a fiscal quarter and ending the day after the financial information for the quarter or year have been publicly released. As a member of the audit committee, if you have information concerning our financial results at any time, you may not engage in transactions in our securities until the information is publicly disclosed.

6.          Compensation. As an independent director, you will receive an annual compensation of 25,000 shares of common stock, granted immediately at the date of this agreement and at the anniversary date of the subsequent years.

7.           Reimbursement of Expenses. You will be reimbursed for all reasonable expenses incurred in connection with the performance of your services as a director and committee member and/or chairman, including your travel, lodging and related expenses, which will include business class travel to, and five-star lodging in, the People's Republic of China for one meeting of the Board and any other meeting where you are required or requested to attend in person. If the Board or any committee has more than one meeting in China, you may attend that meeting by conference call unless you are otherwise in China.

Board of Directors Offer Letter

8.           Officers' and Directors' Liability Insurance. We will purchase officers' and directors' liability insurance in the amount„of $5,000,000, and we will maintain such insurance in not less than that amount.

9.           Certain Representations.

(a) You represent and agree that you are accepting the shares of common stock being issued to you pursuant to this Agreement for your own account and not with a view to or for sale of distribution thereof. You understand that the securities are restricted securities and you understand the meaning of the term "restricted securities." You further represent that you were not solicited by publication of any advertisement in connection with the receipt of the Shares and that you have consulted tax counsel as needed regarding the Shares.

(b)You further represent that, during the past five years:

(i) No petition has been filed under the federal bankruptcy laws or any state insolvency law by or against, or a receiver, fiscal agent or similar officer has been appointed by a court for your business or property, or any partnership in which you were a general partner at or within two years before the time of such filing, or any corporation or business association of which you were an executive officer at or within two years before the time of such filing;

(ii) You have not been convicted in a criminal proceeding and are not the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii) You have not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining you from, or otherwise limiting, the following activities:

(A) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(B) Engaging in any type of business practice; or

(C) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

Board of Directors Offer Letter

(D)  You have not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting, for more than 60 days, your right to engage in any activity described in Section 10(b)(iii)(A) of this Agreement, or to be associated with persons engaged in any such activity; or

(iv) You have not been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated.

(v) You have not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading CommiSsion has not been subsequently reversed, suspended or vacated.

(c)           Stock Ownership. Except as set forth on the signature page of this

Agreement, you do not own any shares of any class or series of our capital stock or any options or warrants to purchase our capital stock or any securities convertible into our capital stock.

10.            Independent Contractor. You understand that, as a director, you will be an independent contractor and not an employee, and, unless the Board expressly grants you such authorization, you shall have no authority to bind its or to act as our agent.

11.            Entire Agreement; Amendment; Waiver. This Agreement expresses the entire understanding with respect to the subject matter hereOf and supersedes and terminates any prior oral or written agreements with respect to the subject matter hereof. This Agreement may be modified or amended, and no provision of this Agreement may be waived, except by a writing that expressly refers to this Agreements, states that it is an amendment, modification or waiver and is signed by both parties, in the case of an amendment or modification or the party granting the waiver in the case of a waiver. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or waiver of any other term or condition of this Agreement. The failure of any party at any time to require performance by any other party of any provision of this Agreement shall not affect the right of any such party to require future performance of such provision or any other provision of this Agreement.

The Agreement has been executed and delivered by the undersigned and is made effective as of the date set first set forth above.

[SIGNATURE PAGE TO FOLLOW]

Board of Directors Offer Letter

Sincerely,

CHINA CARBON GRAPHITE GROUP, INC,

By:	/s/ Donghai Yu Donghai Yu Chief Executive Officer

AGREED, AND ACCEPTED:

/s/ Yizhao Zhang
Yizhao Zhang

Shares of common stock, warrants, options or convertible securities owned as of the date of this Agreement: 0

Board of Directors Offer Letter